AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 25, 2010

Registration No. 333-159991

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Live Nation Entertainment, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	7900	20-3247759
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

9348 Civic Center Drive

Beverly Hills, California 90210

(310) 867-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael G. Rowles, Esq.

Executive Vice President, General Counsel and Secretary

Live Nation Entertainment, Inc.

9348 Civic Center Drive

Beverly Hills, California 90210

(310) 867-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Charles M. Nathan, Esq. James P. Beaubien, Esq. Latham & Watkins LLP 355 South Grand Avenue Los Angeles, California 90071-1560 (213) 485-1234	Pamela S. Seymon, Esq. Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019 (213) 403-1000

Approximate date of commencement of proposed sale of the securities to the public: The registrant registered 120,000,000 shares of common stock, par value $0.01 per share, of the registrant in connection with the merger of Ticketmaster Entertainment, Inc. with and into a wholly owned subsidiary of the registrant on January 25, 2010. The registrant is hereby amending this registration statement to deregister 16,082,627 shares of common stock of the registrant that remain unissued under the Registration Statement on Form S-4 (No. 333-159991) as of the effective date of this Post-Effective Amendment No. 1 and not otherwise issuable upon exercise of options or settlement of other equity awards granted pursuant to the Amended and Restated Ticketmaster Entertainment, Inc. 2008 Stock and Annual Incentive Plan, which was assumed by the registrant in connection with the merger.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer” and “large accelerated filer” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Non-accelerated filer	☐

Accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

This Post-Effective Amendment No. 1 to Registration Statement on Form S-4 (No. 333-159991) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE — DEREGISTRATION OF SECURITIES

On January 25, 2010, Live Nation Entertainment, Inc. (formerly known as Live Nation, Inc.) (“Live Nation”) completed the previously announced merger (the “Merger”) of Ticketmaster Entertainment, Inc. (“Ticketmaster”) with and into a wholly owned subsidiary of Live Nation (“Merger Sub”) pursuant to the Agreement and Plan of Merger, dated February 10, 2009, among Live Nation, Ticketmaster and Merger Sub (the “Merger Agreement”).

As a result of the consummation of the transactions contemplated by the Merger Agreement, Live Nation has terminated the offering of Live Nation common stock, par value $0.01 per share (“Live Nation common stock”), pursuant to the Registration Statement on Form S-4 (No. 333-159991) (the “Registration Statement”), under which Live Nation registered 120,000,000 shares of Live Nation common stock to be issued in connection with the Merger. Accordingly, pursuant to the undertakings contained in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities being registered that remain unsold at the termination of the offering, Live Nation is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister 16,082,627 shares of Live Nation common stock that remain unissued under the Registration Statement as of the effective date of this Post-Effective Amendment No. 1 and are not otherwise issuable upon exercise of options or settlement of other equity awards granted pursuant to the Amended and Restated Ticketmaster Entertainment, Inc. 2008 Stock and Annual Incentive Plan, which was assumed by Live Nation in connection with the Merger.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21.	Exhibits and Financial Statement Schedules.

See the attached Exhibit Index, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Beverly Hills, state of California, on February 25, 2010.

LIVE NATION ENTERTAINMENT, INC.

By:	/S/ MICHAEL RAPINO
Michael Rapino
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of the registrant hereby constitutes and appoints Michael Rapino and Michael Rowles, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No.1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/S/ MICHAEL RAPINO Michael Rapino	President, Chief Executive Officer and Director	February 25, 2010

/S/ IRVING L. AZOFF Irving L. Azoff	Executive Chairman and Director	February 25, 2010

/S/ KATHY WILLARD Kathy Willard	Chief Financial Officer	February 25, 2010

/S/ BRIAN CAPO Brian Capo	Chief Accounting Officer	February 25, 2010

/S/ MARK CARLETON Mark Carleton	Director	February 25, 2010

/S/ BARRY DILLER Barry Diller	Director	February 25, 2010

/S/ JONATHAN DOLGEN Jonathan Dolgen	Director	February 25, 2010

/S/ ARIEL EMANUEL Ariel Emanuel	Director	February 25, 2010

/S/ ROBERT TED ENLOE, III Robert Ted Enloe, III	Director	February 25, 2010

/S/ JEFFREY T. HINSON Jeffrey T. Hinson	Director	February 25, 2010

/S/ JAMES S. KAHAN James S. Kahan	Director	February 25, 2010

/S/ VICTOR KAUFMAN Victor Kaufman	Director	February 25, 2010

/S/ JOHN C. MALONE John C. Malone	Director	February 25, 2010

/S/ RANDALL T. MAYS Randall T. Mays	Director	February 25, 2010

/S/ JONATHAN F. MILLER Jonathan F. Miller	Director	February 25, 2010

/S/ MARK S. SHAPIRO Mark S. Shapiro	Director	February 25, 2010

EXHIBIT INDEX

Exhibit Number	Exhibit Description

24.1	Power of Attorney (included in this Registration Statement under “Signatures”).